ALUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

ALTERYX, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AYX Transaction Partner Letter

Dear [Valued Partner],

I am pleased to share some important news with you about Alteryx.

Today, we announced that Alteryx has agreed to be acquired by Clearlake Capital and Insight Partners. Clearlake and Insight are two of the most well-respected investment firms in technology and software. Their enthusiasm about Alteryx underscores the strength of our business and the value of our capabilities and innovation. Indeed, we know that data-driven decisions matter now more than ever, and we are proud to offer our customers a differentiated platform that is:

•	Easy to use

•	Increases productivity and collaboration

•	Saves time and improves performance

•	Is scalable for the enterprise

•	And reduces costs and increases efficiencies

Through this transaction, we will gain access to increased working capital, industry expertise, and flexibility as a private company. Together, we will build on our achievements and accelerate our mission of harnessing the power of analytics to enable customers all over the world to transform data into a breakthrough. We are very excited about this agreement and the opportunities that we believe it will create for our company – and in turn our partners – to succeed and thrive.

Today’s announcement will have no impact on our day-to-day operations in the near-term. The transaction is not yet complete, and until it closes, we remain a publicly traded company. Your Alteryx contact remains the same; all current contracts continue as normal; and there are no changes in how we work with you.

The transaction is expected to close in the first half of 2024, subject to customary closing conditions and approvals. This should be seamless to you.

On behalf of the entire Alteryx team, thank you for your partnership. We value the relationship that we have built with you.

Sincerely,

Mark Anderson

CEO

Alteryx

Additional Information and Where to Find It

Alteryx, Inc. (“Alteryx”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Alteryx (the “Transaction”). Alteryx plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Mark Anderson, Charles R. Cory, Jeffrey L. Horing, Anjali Joshi, Timothy I. Maudlin, CeCe Morken, Eileen M. Schloss, Dean A. Stoecker and Dan Warmenhoven, all of whom are members of Alteryx’s Board of Directors, and Kevin Rubin, Alteryx’s chief financial officer, are participants in Alteryx’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The beneficial ownership of each such person, as of the date specified, appears in the table below. Please see the section captioned “Executive

Compensation—Employment Agreements and Severance and Change in Control Benefits” in Alteryx’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2023, and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1689923/000114036123016229/ny20006541x2_def14a.htm, for certain illustrative information on the payments that may be owed to Alteryx’s named executive officers in a change of control of Alteryx.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Alteryx will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ALTERYX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Alteryx’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction will also be available, free of charge, at Alteryx’s investor relations website (https://investor.alteryx.com), or by emailing Alteryx’s investor relations department (ir@alteryx.com).

Individual	Beneficial Ownership as of December 15, 2023
	Class A Common Stock	Class B Stock
Mark Anderson	146,209	—
Charles R. Cory	9,390	105,156
Jeffrey L. Horing	1,003,543	—
Anjali Joshi	7,806	—
Timothy I. Maudlin	41,171	36,451
CeCe Morken	7,334	—
Eileen M. Schloss	6,715	—
Dean A. Stoecker	424,205	7,296,804
Dan Warmenhoven	7,334	—
Kevin Rubin	79,703	4,863

The amounts specified above are determined in accordance with the rules of the SEC and include securities that will vest within 60 days of December 15, 2023. With respect to Mr. Horing, such beneficial ownership includes 911,829 shares of Class A Common Stock owned by investment funds affiliated with Insight Holdings Group, LLC, which entity is affiliated with one of the acquirers in the Transaction.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including: (i) the expected timing of the closing of the Transaction; (ii) considerations taken into account by Alteryx’s Board of Directors in approving the Transaction; and (iii) expectations for Alteryx following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Alteryx’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to the right to terminate the Transaction, including in circumstances requiring Alteryx to pay a termination fee; (iii) possible disruption related to the Transaction to Alteryx’s current plans and operations, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and charges related to the Transaction; (v) the risk that Alteryx’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of Alteryx management time and attention from ongoing business operations and opportunities; (vii) the response of competitors to the Transaction; and (viii) other risks and uncertainties detailed in the periodic reports that Alteryx files with the SEC, including Alteryx’s Annual Report on Form 10-K and Alteryx’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Alteryx as of the date of this communication, and Alteryx does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.